__________

SHARE EXCHANGE AGREEMENT

Between:

EACH OF THE SEVERAL UNDERSIGNED SHAREHOLDERS
OF CRAILAR FIBER TECHNOLOGIES INC.

And:

NATURALLY ADVANCED TECHNOLOGIES INC.

Crailar Fiber Technologies Inc.
1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1

__________

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made and dated for reference as at August 21, 2006.

BETWEEN:

THE UNDERSIGNED SHAREHOLDERS OF CRAILAR
FIBER TECHNOLOGIES INC., SEVERALLY AND NOT
JOINTLY

(each a "Shareholder");

AND:

NATURALLY ADVANCED TECHNOLOGIES INC., having a
business office and an address for notice and delivery located at
1307 Venables Street, Vancouver, British Columbia, Canada, V5L
2G1

("NAT").

WHEREAS:

(A)                 The Shareholders collectively own 25% of the issued and outstanding common shares of Crailar Fiber Technologies Inc., a British Columbia company ("Crailar");

(B)                 NAT owns the remaining 75% of the issued and outstanding common shares of Crailar;

(C)                 NAT desires to acquire the issued and outstanding common shares of Crailar held by the Shareholders; and

(D)                 The Shareholders have agreed to exchange their common shares of Crailar to NAT in exchange for common shares of NAT and warrants to purchase additional common shares of NAT, on the terms and conditions set forth herein.

                       NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and of the consideration paid by NAT to each of the Shareholders, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

PART I
DEFINITIONS

Definitions

1.1                 The following terms have the respective meanings specified in this Article, unless the context indicates otherwise:

(a)       "Agreement" shall mean this Share Exchange Agreement, and all the exhibits, schedules and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, thereto;

(b)       "Closing" shall mean the completion of the exchange of the Crailar Shares for the NAT Shares and NAT Warrants on the terms and subject to the conditions contained in this Agreement;

(c)       "Closing Date" shall mean the date of Closing, as determined in accordance with Section 2.3 of this Agreement;

(d)       "Crailar" shall have the meaning given in the recitals to this Agreement;

(e)       "Crailar Shares" shall mean the common shares of Crailar held by the Shareholders in the amounts set forth in Schedule 2.1 to this Agreement;

(f)       "Encumbrances" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(g)       "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

(h)       "GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(i)       "NAT Securities" means, collectively, the NAT Shares, NAT Warrants and NAT Warrant Shares;

(j)       "NAT Shares" means an aggregate of 5,200,000 fully paid and non-assessable common shares of NAT to be issued to the Shareholders by NAT on the Closing Date in accordance with Part 2 hereof;

(k)       "NAT Warrants" means the warrants to purchase an aggregate of 5,200,000 common shares of NAT on the terms and conditions as set forth in the form of warrant agreement attached hereto as Exhibit A, to be issued to the Shareholders by NAT on the Closing Date in accordance with Part 2 hereof;

(l)       "Nat Warrant Shares" shall mean the 5,200,000 common shares of NAT issuable upon exercise of the NAT Warrants;

(m)       "Person" includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity;

(n)       "SEC" shall mean the United States Securities and Exchange Commission;

(o)       "Securities Act" shall mean the United States Securities Act of 1933, as amended;

(p)       "Transaction" shall mean the exchange of the Crailar Shares for the NAT Shares and NAT Warrants on the terms and subject to the conditions contained in this Agreement; and

(q)       "Transaction Documents" shall mean all documents, including certificates or other instruments, contemplated by this Agreement to be completed with respect to the Transaction; and

(r)       "U.S. Selling Shareholder" shall mean each of Mary E. McGoldrick, Peter Moore and James A. Stutts, Jr.

Schedules

1.2                  The following schedules are attached to and form part of this Agreement:

(a)       Disclosure Schedule 2.1 - Schedule of Crailar Shares;

(b)       Disclosure Schedule 2.2 - Schedule of NAT Shares and NAT Warrants to be issued to the Shareholders; and

(c)       Disclosure Schedule 4.4 - Capitalization of NAT.

Exhibits

1.3                  The following exhibits are attached to and form part of this Agreement:

(a)       Exhibit A - Form of NAT Warrant;

(b)       Exhibit B - Form of and Shareholder and Investment Agreement for U.S. Shareholder; and

(c)       Exhibit C - Form of Shareholder and Investment Agreement for Non-U.S. Shareholder.

Currency

1.4                  All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

PART 2
EXCHANGE OF CRAILAR SHARES

Exchange of Crailar Shares

2.1                  In reliance on the representations and warranties, and on the terms and subject to the conditions in this Agreement, at the Closing, each Shareholder will deliver and transfer to NAT his or her Crailar Shares in the amounts set forth in Schedule 2.1 of this Agreement, free and clear of all Encumbrances.

Purchase Price

2.2                  As consideration for the delivery of the Crailar Shares by each Shareholder, NAT shall allot and issue the NAT Shares and the NAT Warrants to the Shareholders in the amounts set forth in Schedule 2.2 of this Agreement.

Closing Date

2.3                  The Closing will take place as soon as possible following satisfaction of the conditions precedent to Closing set forth in this Agreement.

Reorganization

2.4                  The parties hereto intend that the exchange of the Crailar Shares for the NAT Shares and NAT Warrants hereunder shall be treated as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). In addition, NAT shall not take or allow any action that would cause the within exchange to fail to qualify as a reorganization under Section 368(a) of the Code or any of the exchanging Shareholders to recognize a gain under Section 367 of the Code.

PART 3
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                      Each Shareholder severally covenants with and represents and warrants to NAT as follows, and acknowledges that NAT is relying upon such covenants, representations and warranties in connection with the execution, delivery and performance of this Agreement:

Capacity

3.1                  The Shareholder has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Crailar Shares owned by the Shareholder to NAT, to perform all of the Shareholder's obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Shareholder in accordance with its terms.

No Other Agreements

3.2                  Except as provided for in this Agreement, no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right to require the Shareholder to, sell, transfer, assign or otherwise dispose of the Crailar Shares.

Title to Crailar Shares

3.3                  The Shareholder owns and has good and marketable title to the Crailar Shares as the legal and beneficial owner thereof, free of all Encumbrances.

No Fees Payable

3.4                  No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholder.

No Conflict

3.5                  The Shareholder is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur or which gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person as a result of, and there are no actions, claims, suits, litigation, investigations or proceedings pending or threatened against or affecting the Shareholder which would prevent

(a)       the execution and delivery by the Shareholder of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Shareholder pursuant to or contemplated by this Agreement, or

(b)       the performance by the Shareholder of its obligations pursuant to, or the observance by the Shareholder of any of the terms and provisions of, this Agreement.

Filings, Consents and Approvals

3.6                  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Shareholder of the transactions contemplated by this Agreement.

Authority

3.7                  This Agreement has been duly authorized, validly executed and delivered by the Shareholder.

Reliance on Shareholder Questionnaire

3.8                  The Shareholder acknowledges that it is a condition precedent to the Closing that the Shareholder will have executed and delivered to NAT the applicable Shareholder Questionnaire and Investment Agreement (substantially in the form attached hereto as Exhibit B or Exhibit C, as applicable) and further acknowledges that NAT is relying upon the covenants, representations and warranties made by the Shareholder therein, which are incorporated herein in their entirety.

Reliance

3.9                  The Shareholder acknowledges that NAT will rely on these warranties and representations in completing the Transaction, including the issuance of the NAT Shares and NAT Warrants to the Shareholder.

PART 4
REPRESENTATIONS AND WARRANTIES OF NAT

                      NAT represents and warrants to each Shareholder as follows, and acknowledges that each Shareholder is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

Organization and Good Standing

4.1                  NAT is duly organized, validly existing and in good standing under the laws of the Province of British Columbia and has all requisite corporate power and authority to own, lease and to carry on its respective businesses as now being conducted.

Authority

4.2                  NAT has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by NAT and to perform its obligations thereunder and to consummate the Transaction. The execution and delivery by NAT of this Agreement and any other document contemplated by this Agreement and the consummation by NAT of the Transaction have been duly authorized by its Board of Directors and no other corporate or shareholder proceedings on the part of NAT are necessary to authorize such documents or to consummate the Transaction.

Validity and Enforceability

4.3                  The obligations of NAT according to this Agreement are valid, binding and enforceable against NAT under their respective terms and conditions subject only to bankruptcy, insolvency, reorganization, composition or similar laws affecting creditor's rights in general.

Capitalization of NAT

4.4                  The authorized share capital of NAT consists of 100,000,000 common shares without par value, of which 17,550,151 shares were outstanding as at August 18, 2006. NAT has no other class of voting securities. Except as set forth on Disclosure Schedule 4.4, there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating NAT to issue any additional shares of NAT Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from NAT any shares of NAT Stock.

Validity of NAT Common Shares and Warrants Issuable in the Transaction

4.5                  The NAT Shares and NAT Warrants to be issued to the Shareholders upon consummation of the Transaction in accordance with Section 2.2 of this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with their terms, will be duly and validly issued, fully paid and non-assessable. The NAT Warrant Shares have been duly and validly authorized and reserved for issuance and when so issued upon exercise of the NAT Warrants in accordance with the terms thereof (including receipt in full of the exercise price), will be duly and validly issued, fully paid and non-assessable.

Actions and Proceedings

4.6                  There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of NAT, threatened against NAT which involves any of the business, or the properties or assets of NAT that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of NAT taken as a whole. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a material adverse effect.

SEC Filings

4.7                  NAT has timely filed with the SEC all documents required to have been filed pursuant to the Securities Act and the Exchange Act (collectively, the "SEC Documents") and has made those documents available to the public on the SEC's EDGAR System. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Financial Representations

4.8                  Included with the SEC Documents are true, correct, and complete copies of audited balance sheets for NAT dated as of December 31, 2005 and December 31, 2004, together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal years then ended (collectively, the "NAT Financial Statements"). The NAT Financial Statements:

(a)       are in accordance with the books and records of NAT;

(b)       present fairly the financial condition of NAT as of the respective dates indicated and the results of operations for such periods; and

(c)       have been prepared in accordance with GAAP.

Absence of Certain Changes or Events

4.9                  Except as and to the extent disclosed in the SEC Documents, since June 30, 2006 there has not been:

(a)       a material adverse effect to the business, operations or financial conditions of NAT; or

(b)       any significant change by NAT in its accounting methods, principles or practices.

Filings, Consents and Approvals

4.10                No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by NAT of the transactions contemplated by this Agreement, except for filings required by applicable securities laws.

Material Contracts and Transactions

4.11                There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which NAT is a party except as disclosed in the SEC Documents.

No Brokers

4.12                NAT has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

Minute Books

4.13                The minute books of NAT contain a complete summary of all meetings of directors and shareholders since the time of incorporation of such entity and reflect all transactions referred to in such minutes accurately in all material respects.

Reliance

4.14               NAT acknowledges that the Shareholders will rely on the warranties and representations in completing the Transaction.

PART 5
CLOSING CONDITIONS

Conditions Precedent to Closing by NAT

5.1                  The obligation of NAT to consummate the Transaction with respect to any Shareholder is subject to the satisfaction of the conditions set forth below, unless any such condition is waived NAT at the Closing. The Closing of the transactions contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the sole benefit of NAT and may be waived only by NAT in its discretion.

(a)       Representations and Warranties. The representations and warranties of the Shareholder set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and the Shareholder will have delivered to NAT a certificate dated as of the Closing Date, to the effect that the representations and warranties made by the Shareholder in this Agreement are true and correct.

(b)       Performance. All of the covenants and obligations that the Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)       Transaction Documents. The Shareholder must have delivered each of the documents required to be delivered by such Shareholder pursuant to this Agreement.

Conditions Precedent to Closing by each Shareholder

5.2                  The obligation of the each Shareholder to consummate the Transaction is subject to the satisfaction of the conditions set forth below, unless such condition is waived by the Shareholder at the Closing. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions of closing are for the benefit of the Shareholder and may be waived only by such Shareholder.

(a)       Representations and Warranties. The representations and warranties of NAT set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and NAT will have delivered to the Shareholder a certificate dated the Closing Date, to the effect that the representations and warranties made by NAT in this Agreement are true and correct.

(b)       Performance. All of the covenants and obligations that NAT is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)       Transaction Documents. NAT must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

PART 6
CLOSING

Closing

6.1                  The Closing shall take place on the Closing Date at the offices of the legal counsel for NAT or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Shareholder and NAT, provided such undertakings are satisfactory to each party's respective legal counsel.

Closing Deliveries of the Shareholders

6.2                  At Closing, each Shareholder will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to NAT:

(a)       the applicable Shareholder Questionnaire and Investment Agreement, substantially in the form attached hereto as Exhibit B (U.S. Shareholders) or Exhibit C (Non-U.S. Shareholders), as applicable.

(b)       a certificate signed by the Shareholder, dated as of Closing, certifying that (a) each covenant and obligation of the Shareholder has been complied with, and (b) each representation, warranty and covenant of the Shareholder is true and correct at the Closing as if made on and as of the Closing; and

(c)       certificates representing all Crailar Shares held by the Shareholder duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all eligible security transfer taxes paid.

Closing Deliveries of NAT

6.3                  At Closing, NAT will deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to each Shareholder:

(a)       copies of all resolutions and/or consent actions adopted by or on behalf of the boards of directors of NAT evidencing approval of this Agreement and the Transaction;

(b)       a certificate of an officer of NAT, dated as of Closing, certifying that (i) each covenant and obligation of NAT has been complied with and (ii) each representation, warranty and covenant of NAT is true and correct at the Closing as if made on and as of the Closing;

(c)       share certificates representing the NAT Shares to be issued to the Shareholder and duly endorsed with the legends contemplated by this Agreement; and

(d)       warrant certificates representing the NAT Warrants to be issued to the Shareholder, substantially in the form attached hereto as Exhibit A and duly endorsed with the legends contemplated by this Agreement.

PART 7
TERMINATION

Termination

7.1                  This Agreement may be terminated with respect to a Shareholder at any time prior to the Closing Date contemplated hereby by:

(a)       NAT, if (i) there has been a breach by such Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part the Shareholder that is not cured, to the reasonable satisfaction of NAT, within ten business days after notice of such breach is given by NAT (except that no cure period will be provided for a breach that by its nature cannot be cured) or (ii) if the conditions precedent in Section 5.1 have not been satisfied at or before Closing or waived by NAT;

(b)       a Shareholder, if (i) there has been a breach by NAT of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of NAT that is not cured, to the reasonable satisfaction of the Shareholder, within ten business days after notice of such breach is given by the Shareholder (except that no cure period will be provided for a breach that by its nature cannot be cured) or (ii) if the conditions precedent in Section 5.2 have not been satisfied at or before Closing or waived by NAT; or

(c)       NAT or a Shareholder, if the transactions contemplated by this Agreement have not been consummated prior to September 30, 2006, unless the parties agree to extend such date.

Effect of Termination

7.2                  In the event of the termination of this Agreement as provided in Part 7, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any of its obligations.

PART 8
INDEMNIFICATION; REMEDIES; SURVIVAL

Certain Definitions

8.1                  For the purposes of this Part 8, the terms "Loss" and "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, damages. liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by NAT or a Shareholder, including damages for lost profits or lost business opportunities.

Agreement of the Shareholder to Indemnify

8.2                  Each Shareholder will, severally and not jointly, indemnify, defend, and hold harmless NAT, its respective officers, directors, shareholders, employees and affiliates from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by NAT by reason of, resulting from, based upon or arising out of:

(a)       the breach by such Shareholder of any of such Shareholder's respective representations or warranties contained in or made pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement; and

(b)       the breach or partial breach by such Shareholder of any of such Shareholder's respective covenants or agreements made in or pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement.

Agreement of NAT to Indemnify

8.3                  NAT will indemnify, defend, and hold harmless each Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by such Shareholder by reason of, resulting from, based upon or arising out of:

(a)       the breach by NAT of any representation or warranty of NAT contained in or made pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement; and

(b)       the breach or partial breach by NAT of any covenant or agreement of NAT made in or pursuant to this Agreement or any Transaction Document delivered pursuant to this Agreement.

PART 9
MISCELLANEOUS PROVISIONS

Effectiveness of Representations

9.1                  NAT is entitled to rely on the representations, warranties and agreements of each Shareholder, and each Shareholder is entitled to rely on the representations, warranties and agreements of NAT, and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake.

Further Assurances

9.2                  Each of the parties hereto will cooperate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

Amendment

9.3                  With respect to each Shareholder, this Agreement may not be amended except by an instrument in writing signed by each of NAT and such Shareholder.

Expenses

9.4                  Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

Entire Agreement

9.5                  This Agreement, the exhibits, schedules attached hereto and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

Notices

9.6                  All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)       if to NAT:

Naturally Advanced Technologies Inc.
1307 Venables Street, Vancouver, British Columbia, Canada, V5L 2G1
Attention: Jerry Kroll, Chairman
Telephone: (604) 255-5005
Fax: (604) 255-5038;

           with a copy (which will not constitute notice) to:

Lang Michener llp
Barristers and Solicitors
Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Attention: Thomas J. Deutsch, Esq.
Telephone: (604) 689-9111
Fax: (604) 685-7084; and

b)       if to a U.S. Shareholder, to the address of such Shareholder on the signature page hereto; and

           with a copy (which will not constitute notice) to:

Perkins Coie LLP
1120 N. W. Couch Street, Tenth Floor, Portland, Oregon, U.S.A., 97209
Attention: Patrick J. Simpson, Esq.
Telephone: (503) 727-2035
Fax: (503) 727-2222.

                      All such notices and other communications will be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (iii) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (iv) in the case of mailing, on the fifth business day following mailing.

Headings

9.7                  The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Benefits

9.8                  This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

Assignment

9.9                  This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

Governing Law

9.10                This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein and the federal laws of Canada applicable thereto.

Construction

9.11                The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Counterparts

9.12                This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Electronic Execution

9.13                This Agreement may be executed by electronic delivery of signed signature pages by fax, e-mail or similar means and such electronic delivery will be effective for all purposes.

Schedules and Exhibits

9.14                The schedules and exhibits are attached to this Agreement and incorporated herein.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NATURALLY ADVANCED TECHNOLOGIES INC.:

Per:
            Authorized Signatory

SHAREHOLDERS:

__________________________________________
Peter Moore
3629 NE Flanders Street, Portland, Oregon, U.S.A., 97232

__________________________________________
Chen Yen Yeo
10, 2nd Avenue, Singapore, 266660

__________________________________________
James A. Stutts, Jr.
1051 Calle Anacapa, Encinitas, California, U.S.A., 92024

__________________________________________
Mary E. McGoldrick
80 Fence Row Drive, Fairfield, Connecticut, U.S.A., 06824

__________

DISCLOSURE SCHEDULE 2.1

To the Share Exchange Agreement between Naturally Advanced Technologies Inc. and certain Shareholders of Crailar Fiber Technologies Inc.

Crailar Shares Held By Shareholders

Name of Shareholder	Number of Crailar Shares
Peter Moore:	500,000
Chen Yen Yeo:	500,000
Mary E. McGoldrick:	150,000
James A. Stutts, Jr.:	150,000
Total:	1,300,000 Crailar Shares

__________

DISCLOSURE SCHEDULE 2.2

To the Share Exchange Agreement between Naturally Advanced Technologies Inc. and certain Shareholders of Crailar Fiber Technologies Inc.

NAT Shares And NAT Warrants To Be Issued

Name of Shareholder	Number of Crailar Shares	Number of NAT Shares	Number of NAT Warrants
Peter Moore:	500,000	2,000,000	2,000,000
Chen Yen Yeo:	500,000	2,000,000	2,000,000
Mary E. McGoldrick:	150,000	600,000	600,000
James A. Stutts, Jr.:	150,000	600,000	600,000
Totals:	1,300,000 Crailar Shares	5,200,000 NAT Shares	5,200,000 NAT Warrants

__________

DISCLOSURE SCHEDULE 4.4

To the Share Exchange Agreement between Naturally Advanced Technologies Inc. and certain Shareholders of Crailar Fiber Technologies Inc.

Capitalization of NAT

Outstanding Security	Number Outstanding as of August 18, 2006	Approximate Average Exercise Price (if applicable) ($/share)
Common shares:	17,550,151 Shares
Options:	4,252,664 Options	$0.65
Warrants:	3,666,120 Warrants	$0.53

__________